Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111381, 333-106667 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-165750, 333-154748, 333-150484, 333-131494, 333-123192, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91812, 333-91764, 333-81398, 333-71530, 333-71528, 333-66076, 333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48716, 333-48714, 333-48712, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76667, 333-76665, 333-68703, 333-52035, 333-24831, 333-00535 and 033-59153) of Cypress Semiconductor Corporation of our report dated February 28, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 30, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 28, 2013